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Exhibit 10.34

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 3
TO THE DISTRIBUTION & INVENTORY MANAGEMENT
SERVICES AGREEMENT

This AMENDMENT NO.3 dated as of December 1, 2007 (the "Amendment"), by and between Cardinal Health Inc, an Ohio Corporation with its principal place of business located at 7000 Cardinal Place, Dublin, OH 43017 (Cardinal Health"), and Prometheus Laboratories Inc. ("Prometheus"), amends the Distribution & Inventory Management Services Agreement ("DSA"), dated as of June 1st, 2004 by and between Cardinal Health and Prometheus, as follows (unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Agreement):

1.
Article 1, section 1.1 shall be stricken in its entirety and replaced with the following:

"Aggregate Inventory" means, at any given time, the total sum of Products in units that Cardinal Health has on hand at all of its storage and/or distribution facilities and that Cardinal Health has on order from Prometheus as determined by the most current 852 data feed.

2.
Article 1, section 1.4 shall be stricken in its entirety and replaced with the following:

"Average Weekly Movement" means the total quantity of Products in units, by national distribution code ("NDC") number, sold by Cardinal Health to Customers over the immediately preceding [***] week period divided by [***], using the most recent [***] weekly 852 reports. Such units will be determined based on actual "Ship Date" by Cardinal Health to Customers in such [***] week time period.

3.
A new section, 1.13. shall be added to Article 1 as follows:

"1.13 "Cardinal Direct Returns" shall mean all Product returns that are sent back to Prometheus or its designee by Cardinal only. Such returns shall specifically exclude any returns that originate from a Customer."

4.
A new section 1.14 shall be added to Article 1 as follows:

"1.14 "Ship Date" shall mean the date that product is physically shipped from any Cardinal Health facility to a Customer."

5.
A new section 1.15 shall be added to article 1 as follows:

"1.15 "Price Differential" shall mean the value of the New Price minus the Old Price multiplied by the Price Protected Inventory Units as defined in Exhibit C.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.
The first sentence in Article 3, Section 3.1 shall be stricken in its entirety and replaced with the following:

"Term and Termination. This Agreement shall remain in full force and effect until December 31st, 2010 ("Initial Term")".

7.
Exhibit C shall be stricken in its entirety and replaced with the following:

[***]. Prometheus shall pay such fees no later than thirty (30) days after the end of each Calendar Quarter. All such fees will be paid to Cardinal Health in the form of a credit memo or check as determined by Prometheus. For purposes of this Agreement, a ("Calendar Quarter") shall mean the following calendar periods: January 1—March 31, April 1—June 30, July 1—September 30, and October 1—December 31. Cardinal Health shall not be entitled to any fees or payments whatsoever except for those expressly set forth in this Agreement.

[***].

Example:

[***]

Agreed to and accepted by:

PROMETHEUS LABORATORIES INC.	CARDINAL HEALTH INC.
/s/ Joseph M. Limber	/s/ Robert J. Sabers
Name: Joseph M. Limber	Name: Robert J. Sabers
Title: President and Chief Executive Officer	Title: VP, Purchasing

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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  Exhibit 10.34